EXHIBIT 10.4



                                COLUMBIA BANCORP

                  1990 DIRECTOR STOCK OPTION PLAN, AS AMENDED
                (As amended July 29, 1996 and February 24, 1997)


1.       PURPOSES OF THE DIRECTOR PLAN:

         To provide compensation for directors of the Corporation and its subsidiaries ("Director Options").

2.       ADMINISTRATION:
         The Director Plan shall be administered by the Personnel, Compensation and Stock Option Committee (the "Committee"), consisting of not less than two directors of the Corporation to be appointed by and to serve at the pleasure of the Board of Directors. The Committee shall consist solely of "non-employee directors" within the meaning of Rule 16b-3 promulgated pursuant to the provisions of the Securities Exchange Act of 1934. The Committee shall have full power to construe and interpret the Director Plan and promulgate such regulations with respect to the Director Plan as may be deemed desirable. [amended 1996]

3.       STOCK SUBJECT TO OPTION:

         The Corporation will reserve 175,000 shares (less any shares granted pursuant to the 1987 Stock Option Plan, As Amended) of authorized but unissued Common Stock (par value $.01 per share) (the "Common Stock") for issuance and delivery under the Director Plan. If any unexercised option terminates for any reason, the shares covered thereby shall become available for grant again.

4.       ELIGIBILITY:

         The individuals who shall be eligible to participate in the Director Plan shall be, all non-employee directors of the Corporation, or of any corporation (a "Subsidiary") in which the Corporation has a proprietary interest by reason of stock ownership, including any corporation in which the Corporation acquires a proprietary interest after the adoption of this Director Plan, but only if the Corporation owns or controls, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in such corporation, as the Board of Directors shall determine from time to time.

5.       TERMS AND CONDITIONS OF OPTIONS:

         Options under the Director Plan are intended to be non-statutory stock options not qualifying under any section of the Internal Revenue Code of 1986 (the "Code"). All Director Options granted under the Director Plan shall be subject to the following provisions:

                  (a) Option Price. The exercise price per share with respect to each option shall be not less than 100% of the Fair Market Value of the Common Stock on the date the option is granted. "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is

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         not so listed or admitted to trading  or  included  for  quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a
         day  on   which   public   trading   of   securities   occurs   and  is
         reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day. [amended 1997]

                  (b) Director Options. On December 31 of each year, or in the event December 31 is a Saturday, Sunday or legal holiday observed by the Corporation, on the next preceding day that is not a Saturday, Sunday or legal holiday observed by the Corporation, the Corporation shall grant to each director of the Corporation or a Subsidiary, who is not also an employee of the Corporation or a Subsidiary, options to purchase ten shares of Common Stock for each meeting of the Board of Directors, or any committee thereof, of the Corporation or a Subsidiary attended by such director during the year commencing on the preceding January 1.

                  (c)  Exercise of Options.  (i) Except as provided in paragraph
         (ii) below, full payment for shares acquired shall be made in cash or by certified check at or prior to the time that an option, or any part thereof, is exercised (or in the discretion of the Committee at such later time as the certificates for such shares are delivered). The participant will have no rights as a stockholder until the certificate for those shares as to which the option has been exercised is issued by the Corporation. Any Director Option may be exercised at any time after the date of grant unless a longer period is prescribed by statute or in the regulations promulgated by the Securities and Exchange Commission. [amended 1996]

                           (ii) In the discretion of the Committee, shares of Common Stock with a Fair Market Value on the date of exercise equal to the sum of (i) the exercise price and (ii) the amount, if any, of federal and state employment taxes that the Company is required to withhold as a result of the exercise (or a combination of cash and Common Stock with a Fair Market Value on the date of exercise equal to the foregoing sum) may be surrendered or withheld as payment of the exercise price for shares acquired or in satisfaction of the tax-withholding obligations arising from the exercise. [amended 1996, 1997]

                  (d) Term of Option. No Director Option may be exercised after the expiration of 10 years after the date such option was granted.

                  (e) Options  Nonassignable and Nontransferable.  Except to the
         extent provided by the Committee, each option and all rights thereunder, including the right to surrender the option, shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("DRO"), or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee or his or her guardian or legal representative or transferee under a DRO. [amended 1996, 1997]

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6.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION:

         If the shares of the Common Stock outstanding are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Corporation, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number or kind of shares as to which (i) options have been or may be granted, (ii) the Corporation reserves for issuance and delivery under the Director Plan, and (iii) the Corporation shall grant to each director under paragraph 5(b). Any such adjustment in an outstanding option shall be made without change in the aggregate purchase price to be paid upon the exercise thereof. Adjustments under this paragraph shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Common Stock shall be issued under the Director Plan on account of any such adjustment. [amended 1997]

         In the event of a reorganization, merger, consolidation, sale of substantially all of the assets, or any other form of corporate reorganization in which the Corporation is not the surviving entity or a statutory share exchange in which the Corporation is not the issuer, all options then outstanding under the Director Plan will terminate as of the effective date of the transaction. The surviving entity in its absolute and uncontrolled discretion may tender an option or options to purchase shares on its terms and conditions, both as to the number of shares or otherwise, as shall substantially preserve the rights and benefits of any option then outstanding under the Director Plan.

7.       EFFECTIVE DATE OF THE DIRECTOR PLAN:

         The Director Plan shall become effective upon its adoption by the Board of Directors and subsequent approval by a majority of the total votes eligible to be cast at a meeting of the stockholders of the Corporation.

8.       TERMINATION DATE:

         No options may be granted under the Director Plan after November 16, 1997. Subject to paragraph 5(d), options granted before the termination date for the Director Plan may extend beyond that date.

9.       AMENDMENT:

         The Director Plan may be amended, suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors. [amended 1996]

10.      COMPLIANCE WITH LAWS AND REGULATIONS:

         The grant, holding and vesting of all options under the Director Plan shall be subject to any and all requirements and restrictions that may, in the opinion of the Committee, be necessary or advisable for the purposes of complying with any statute, rule or regulation of any governmental authority, or any agreement, policy or rule of any stock exchange or other regulatory organization governing any marketing on which the Common Stock is traded.

11.      EXPENSES:

         The Corporation shall bear all expenses and costs in connection with the administration of the Director Plan.